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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Holding Corporation:

        We consent to the use of and incorporation by reference in the registration statement on Form S-4 of Liberty Media Holding Corporation, of our reports, dated March 7, 2006, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included herein and incorporated by reference and to the reference to our firm under the heading "Experts" in the registration statement.

                      /s/ KPMG LLP

Denver, Colorado
April 5, 2006

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Consent of Independent Registered Public Accounting Firm